UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 2, 2018
Date of Report (Date of earliest event reported)

PICO HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or other Jurisdiction of Incorporation or Organization)	33-36383 (Commission File Number)	94-2723335 (IRS Employer Identification No.)

3480 GS Richards Blvd, Suite 101, Carson City, NV 89703

(Address of principal executive offices) (Zip code)

Registrant’s Telephone Number, Including Area Code:  (858) 456-6022

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 2 Financial Information

Item 2.02	Results of Operations and Financial Condition

PICO Holdings, Inc. issued a press release on August 8, 2018 announcing its financial results for the fiscal quarter ended June 30, 2018. The press release is attached as Exhibit 99.1 and is hereby incorporated by reference in its entirety. The information in this Current Report on Form 8-K and the exhibit attached hereto is being furnished (not filed) under Item 2.02 of Form 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Executive Officer and Executive Chairman

On August 2, 2018, PICO Holdings, Inc. (the “Company”) appointed Dorothy Timian-Palmer as the Company’s President and Chief Executive Officer, effective immediately, replacing Maxim C.W. Webb, who has been appointed, effective immediately, to a newly created position of Executive Chairman.

Prior to her appointment as the Company’s President and Chief Executive Officer, Ms. Timian-Palmer, age 60, served as an officer of Vidler Water Company, Inc. (“Vidler”), the Company’s most significant operating subsidiary, serving as Vidler’s Chief Operating Officer from December 1997 until April 2006, when she was appointed as Vidler’s President, and serving as Vidler’s President and Chief Executive Officer following a promotion in October 2016. Prior to joining Vidler, Ms. Timian-Palmer held the position of Utilities Director for Carson City, Nevada, having started as its Water Engineer in 1988. Ms. Timian-Palmer holds a Bachelor of Science degree in Engineering, specializing in water resources, from the University of Arizona. She also holds State of Nevada licenses for both Professional Civil Engineering and Water Right Surveying.

In connection with the appointment of Ms. Timian-Palmer as the Company’s President and Chief Executive Officer and the appointment of Mr. Webb as the Company’s Executive Chairman, the Company entered into an Employment Agreement with Ms. Timian-Palmer (the “Palmer Employment Agreement”) and an Amended and Restated Employment Agreement with Mr. Webb (the “Webb Employment Agreement”, and together with the Palmer Employment Agreement, the “Employment Agreements”), each of which became effective on August 6, 2018. The Webb Employment Agreement supersedes the Employment Agreement entered into by and between Mr. Webb and the Company, dated January 1, 2017.

Pursuant to the terms of the Employment Agreements, Ms. Timian-Palmer will earn an annual base salary of $389,000 and Mr. Webb will earn an annual base salary of $210,800, and each of Ms. Timian-Palmer and Mr. Webb will be entitled to health insurance, welfare, retirement and other similar benefits that the Company generally provides to its other senior management employees; provided, that Mr. Webb will not be permitted to accrue amounts for paid vacation or personal time off during the term of the Webb Employment Agreement.

While Ms. Timian-Palmer and Mr. Webb will be employed on an at-will basis, the Employment Agreements provide that in the event that Ms. Timian-Palmer’s or Mr. Webb’s employment with the Company is terminated by the Company without cause or Ms. Timian-Palmer or Mr. Webb resigns for good reason, the Company will provide to such terminated individual, contingent upon a general release of claims against the Company, (i) with respect to Ms. Timian-Palmer, a lump-sum payment equal to Ms. Timian-Palmer’s then-current base salary for a period equal to 36 months, and with respect to Mr. Webb, a lump-sum payment equal to 24 months of Mr. Webb’s base salary as in effect immediately prior to his appointment as Executive Chairman, (ii) a bonus, if any, pursuant to the Amended Bonus Plan (as defined below), in an amount determined by the Compensation Committee pursuant to the terms of the Amended Bonus Plan and as described more fully below, (iii) payment of the cost of COBRA coverage for such individual and his or her dependents through the earlier of a period of one year or the date such individual becomes eligible for health coverage from another employer, and (iv) full acceleration of the vesting of all outstanding equity awards held by such individual.

The foregoing description of the Employment Agreements is qualified in its entirety by the terms set forth in the Employment Agreements attached hereto as Exhibit 99.2 and Exhibit 99.3.

Amended and Restated Executive Bonus Plan

On August 2, 2018, the Company adopted an Amended and Restated Executive Bonus Plan (the “Amended Bonus Plan”) to provide for the payment of bonuses to Ms. Timian-Palmer and Mr. Webb (collectively, the “Plan Participants”). The Amended Bonus Plan, which has a term of five years from January 1, 2018 through December 31, 2022, amends, restates and supersedes the Company’s Executive Bonus Plan adopted on December 14, 2016 (the “Prior Bonus Plan”).

Pursuant to the terms of the Amended Bonus Plan, a pool of funds will be created for distribution on a yearly basis (the “Bonus Pool”). The first step in calculating the Bonus Pool is to calculate the total revenues and other income of the Company during the year (other than any revenues or other income attributed to the Company’s investments in Synthonics, Inc. and Mindjet Inc. and the Company’s deferred compensation plans (the “Excluded Assets”)) minus (a) the gross invested capital for each asset of the Company (other than an Excluded Asset) that was sold or otherwise disposed of during such year, defined as the book value of such asset as of the date of the sale (or other disposition) of such asset, as determined in accordance with U.S. generally accepted accounting principles and reflected in the Company’s financial records as of such date, plus any impairment or depreciation charges taken by the Company with respect to such asset on or prior to such date; (b) an amount equal to the aggregate of the gross invested capital for each relevant asset as determined pursuant to the immediately preceding clause (a), multiplied by the amount of years (including any partial year) elapsed between January 1, 2018 and the date of the sale or other disposal of such asset, multiplied by 5%; and (c) administrative expenses specified in the Amended Bonus Plan (such resulting amount, the “Total Net Gain”). For assets sold (or otherwise disposed of) entirely or partially for non-cash consideration by the Company, the calculation of Total Net Gain with respect to the non-cash consideration will instead be made in the year in which the non-cash consideration is ultimately sold (or otherwise disposed of) for cash by the Company.

The second step in calculating the Bonus Pool is to multiply the Total Net Gain by the “Adjustment Factor”, which is the greater of (i) a fraction, the numerator of which is the total amount of cash distributed (or committed to be distributed) to the Company’s shareholders with respect to all such assets sold (or otherwise disposed of) during the year, and the denominator of which is the total amount of cash received (after payment of all selling costs, including bankers’ fees and commissions) for which all such assets were sold (or otherwise disposed of) during the year, or (ii) such percentage (not to exceed 100%) as the Compensation Committee of the Board of Directors (the “Compensation Committee”) determines in its sole discretion to utilize as the Adjustment Factor. The amount that results from multiplying the Total Net Gain by the Adjustment Factor is the “Adjusted Net Gain.”

The final step in calculating the Bonus Pool is to multiply the Adjusted Net Gain by 8.75%, which results in the actual Bonus Pool. The Bonus Pool will be allocated 55% to Ms. Timian-Palmer and 45% to Mr. Webb. Each Plan Participant will be entitled to his or her allocated portion of the Bonus Pool for the year if he or she is employed by the Company on the last day of the year. Any bonus paid pursuant to the Amended Bonus Plan will be paid 50% in the form of cash and 50% in the form of a restricted stock unit (“RSU”) award, except that if a Plan Participant incurs a separation from service prior to the date that such RSU awards are scheduled to be granted, such bonus will be paid entirely in the form of cash. Such RSU awards shall be granted pursuant to the terms of the Company’s 2014 Equity Incentive Plan (the “2014 EIP”), will be fully vested on the date of grant, and the number of RSUs subject to such award will be equal to (x) the dollar value of 50% of the total amount of such bonus, divided by (y) the average of the daily volume weighted average prices (the “VWAP”) of the Company’s common stock for all of the trading days during the 30 calendar day period ending on (and including) the last trading day immediately prior to the grant date of such award, rounded down to the nearest whole share. The issuance of any shares pursuant to such RSU awards will occur on the earlier of (i) the third anniversary of the date of grant of such RSU award, (ii) a Plan Participant’s separation from service or (iii) a change of control.

In the event that any Plan Participant’s employment with the Company is terminated in certain circumstances as provided in a written agreement between the Company and such Plan Participant, as applicable, such terminated individual will be entitled to payment of an amount under the Amended Bonus Plan for a portion of the year in which such termination occurs. In order to calculate such amount, the Compensation Committee will first determine the Total Net Gain for the portion of the year prior to such individual’s termination (which Total Net Gain will be determined in the same manner as described above based on the actual revenues or other income of the Company (including sales or other dispositions of assets) during such partial year period; provided, however, that the amount of administrative expenses for such portion of the year will be prorated based on the Compensation Committee’s estimate of the total amount of administrative expenses for such year) (such amount, the “Pro Rata Net Gain”). Second, the Pro Rata Net Gain is multiplied by an adjustment factor which is the greater of (i) a fraction, the numerator of which is the amount of cash distributed (or committed to be distributed) to the Company’s shareholders in connection with the Company’s sale (or other disposition) of assets during such portion of the year, and the denominator of which is the total amount of cash received for which all assets were sold (or otherwise disposed of) during such portion of the year, or (ii) such percentage (not to exceed 100%) as the Compensation Committee determines in its sole discretion to utilize as the Adjustment Factor. The resulting amount is multiplied by 8.75% to arrive at the “Termination Bonus Pool.” In the event that any Plan Participant is entitled to payment of an amount under the Amended Bonus Plan for the portion of the year in which such individual’s termination occurs, such amount will be paid in the form of cash and will be equal to a percentage of the Termination Bonus Pool corresponding to such individual’s allocated percentage of the Bonus Pool.

The foregoing description of the Amended Bonus Plan is qualified in its entirety by the terms set forth in the Amended Bonus Plan attached hereto as Exhibit 99.4.

Chief Financial Officer Transition Agreement

On August 6, 2018, the Company entered into a Transition Agreement with John T. Perri, the Company’s Chief Financial Officer (the “Transition Agreement”). The Transition Agreement provides that, until the earliest of (a) the date that the Company files its Annual Report on Form 10-K for the fiscal year ending December 31, 2018, (b) a date selected in the sole discretion of the Company, provided such date is not before December 31, 2018, and (c) the date Mr. Perri’s employment with the Company is terminated by the Company without cause or Mr. Perri resigns for good reason (the period through such earliest date, the “Transition Period”), Mr. Perri shall report directly to the Chairman of the Board (and the Company’s Chief Financial Officer, if and when the Company appoints a new Chief Financial Officer) and will, among other things, assist with the Company’s transition to a new finance staff in Carson City, Nevada. During the Transition Period Mr. Perri shall continue to receive his current base salary and, provided Mr. Perri remains employed by the Company through the Transition Period, the Company shall pay Mr. Perri a one-time cash bonus upon completion of the Transition Period in the amount of $250,000, payable in a lump-sum. In the event that the Transition Period ends on either of the dates referred to in (a) or (b) above, Mr. Perri will receive the same severance benefits under his employment agreement as if he had been terminated by the Company without cause or resigned for good reason. Furthermore, pursuant to the terms of the Transition Agreement, Mr. Perri will no longer participate in the Prior Bonus Plan, and shall immediately cease to be a participant thereunder.

The foregoing description of the Transition Agreement is qualified in its entirety by the terms set forth in the Transition Agreement attached hereto as Exhibit 99.5.

Item 7.01	Regulation FD Disclosure

The Company issued a press release on August 8, 2018 announcing the management changes described above in Item 5.02. A copy of the press release is attached hereto as exhibit 99.6. The information in exhibit 99.6 attached hereto is being furnished (not filed) under Item 7.01 of Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits

Exhibit Number	Description
99.1	Press Release of PICO Holdings, Inc. dated August 8, 2018 (financial results for the fiscal quarter ended June 30, 2018).
99.2	Employment Agreement by and between PICO Holdings, Inc. and Dorothy Timian-Palmer, dated August 6, 2018.
99.3	Amended and Restated Employment Agreement by and between PICO Holdings, Inc. and Maxim C.W. Webb, dated August 6, 2018.
99.4	PICO Holdings, Inc. Amended and Restated Executive Bonus Plan.
99.5	Transition Agreement by and between PICO Holdings, Inc. and John T. Perri, dated August 6, 2018.
99.6	Press Release of PICO Holdings, Inc. dated August 8, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 8, 2018

PICO HOLDINGS, INC.

By: /s/ John T. Perri

John T. Perri
Chief Financial Officer